EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Altice USA, Inc.:

We consent to the use of our reports dated February 14, 2020 with respect to the consolidated balance sheets of Altice USA, Inc. and subsidiaries (the Company) as of December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements) and the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement on Form S-8 of Altice USA, Inc.
Our report on the consolidated financial statements of the Company contains an explanatory paragraph regarding a change in accounting principle that states, “as discussed in Note 3 to the consolidated financial statements, the Company adopted ASU No. 2016-02 Leases (Topic 842) as of January 1, 2019”.

/s/ KPMG LLP

New York, New York
June 10, 2020